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                                                                    Exhibit 99.1

                      AUBURN NATIONAL BANCORPORATION, INC.

                AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT PLAN

     I (We) hereby elect to participate in the Auburn National Bancorporation, Inc. DIVIDEND REINVESTMENT PLAN (the "Plan) in accordance with the Terms and conditions of the Plan set forth in the Prospectus.

     I (We) hereby authorize Auburn National Bancorporation, Inc. (the
"Company") to pay to Registrar and Transfer Company (the "Agent") for my (our) account all cash dividends payable to me (us) on shares of Common Stock of the Company registered in my (our) name(s).

     I (We) hereby appoint the Agent as my (our) agent subject to the Terms and Conditions of the Plan as set forth in the Prospectus, and authorize the Agent to apply all such cash dividends received by it to the purchase of full and/or fractional shares of Common Stock of the Company.

     By execution of this Authorization Form, I (we) hereby agree to all of the Terms and Conditions of the Plan set forth in the accompanying Prospectus.

     This authorization and appointment is given with the understanding that I
(We) may terminate it at any time by so notifying Registrar and Transfer
Company, Custodian and Agent of the Plan, in writing as detailed in the Prospectus.

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
___________________________________________________________________________________________________________

  ____________________________________________________________     ______________________________________
  Print Name of Registered Owner as shown on Share Certificate             Social Security # or Tax ID #

  Signature ______________________________________      Date ____________________________
  Owner 1
___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

  ____________________________________________________________     ______________________________________
  Print Name of Registered Owner as shown on Share Certificate             Social Security # or Tax ID #

  Signature ______________________________________      Date ____________________________
  Owner 2
___________________________________________________________________________________________________________

___________________________________________________________________________________________________________
                   __________                                                 ___________
  New Participant  __________                        Terminate Participation  ___________

___________________________________________________________________________________________________________


  4. Return this completed form to : Auburn National Bancorporation Inc
                                     Shareholder Relations J Aderholdt
                                     P O Box  3110
                                     Auburn, Al 36831-3110